Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Nova LifeStyle, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of our report dated April 12, 2024, relating to the consolidated balance sheets of Nova LifeStyle, Inc., and subsidiaries (collectively the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of loss and comprehensive loss, stockholders’ equity, and cash flows in each of the years for the two-year period ended December 31, 2023 and the related notes (collectively referred to as the “financial statements”) which appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

We also consent to the Company’s reference to WWC, P.C., Certified Public Accountants, as experts in accounting and auditing under the caption “Experts” in such Registration Statement.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

San Mateo, California

PCAOB ID: 1171

November 12, 2024